UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 18, 2005

NATIONAL DATACOMPUTER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15885	04-2942832
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No)

900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 663-7677

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 8.01.    Other Events.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Commission on November 23, 2005.

Gerald Eilberg, the Chief Financial Officer and Chief Accounting Officer of National Datacomputer (the “Company”) and a member of the Board of Directors, passed away on Friday, November 18, 2005.

On November 21, 2005, Bruna A. Bucacci, was appointed Chief Accounting Officer of the Corporation, and will serve all of the roles traditionally denoted by that function, including those of the principal financial and accounting officer. Ms. Bucacci joined the Company in May 1996 as Controller and in April 2004 she assumed the position of Director of Operations in addition to that of Controller. Prior to joining the Company Ms. Bucacci was Corporate Controller for Thermedics Detection, Inc. from 1991 to 1996. Ms. Bucacci is a graduate of Boston College where she received a BS degree in Mathematics and a graduate of Bentley College where she received a BS degree in Accounting.

As the Chief Accounting Officer, Ms. Bucacci is under consideration for an adjustment in salary, will continue to participate in the employee stock and option plan, and will continue to receive customary benefits. At present, Ms. Bucacci’s employment terms are those of an “at-will” employee and she has no employment contract with the Company.

As of the date of this amendment, the Company is considering additional candidates to serve on the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL DATACOMPUTER, INC. (Registrant)

Date: December 13, 2005	By:	/s/ John P. Ward
John P. Ward
President and Chief Executive Officer

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